UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2008

000-19061
(Commission File Number)

USCORP.
(Exact name of Registrant as Specified in its Charter)

NEVADA	87-0403330
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4535 W. Sahara  Ave., Suite 204, Las Vegas, NV 89102
 (Address of principal executive offices)  (Zip Code)

(702) 933-4034
(Registrant’s telephone number, including area code)

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding USCorp's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. These risks and uncertainties include USCorp's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in USCorp's Securities and Exchange Commission filings. The forward looking statements in this Form 8-K speak only as of the date hereof, and USCorp disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the USCorp’s expectations or future events.

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2008, USCorp (the “Company”) entered into an agreement with a private European fund providing for the sale and purchase of a nonrecourse convertible promissory note (the “Note”) in the principal face amount of $1,200,000. The Note bears interest at the rate of four percent (4%) per year, compounded annually, and is due on March 31, 2011. The Note ranks pari passu with the Company’s other debt obligations. The Note may be repaid by the Company in whole or in part, upon mutual agreement between the Company and the noteholder. The Note may be converted into shares of the Company’s Class A Common Stock at a conversion price of $0.125 per share. Further, the Company issued to the noteholder one-year warrants to purchase up to 4,800,000 shares of the Company’s Class A Common Stock at an exercise price of $0.20 per share.

A copy of the agreement, note and warrant are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933, as amended (“Rule 135c”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 2.03 Creation of a Direct Financial Obligation or an obligation Under an Off-Balance Sheet Arrangement of a Registration.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D and/or Regulation S promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 8.01 Other Events

On September 29, 2008, the Company issued a press release announcing that it had consummated a financing with a private European fund. In accordance with Rule 135c, a copy of the press release titled, “USCorp, a junior gold Exploration Company, Reports $2.16 Million Financing Agreement” is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

9.01 (d) Exhibits

10.1 Form of Holder's Stock Purchase Agreement and Receipt Per Terms of the Convertible Debenture Note

10.2 Form of Convertible Debenture Note

10.3 Form of Warrant

99.1 Press Release titled, “USCorp, a junior gold Exploration Company, Reports $2.16 Million Financing Agreement”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 30, 2008
USCORP

By:	\s\ Larry Dietz
Name: Larry Dietz
Title: President and Secretary